                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                   FIRST COMMUNITY BANK CORPORATION OF AMERICA

                                    ARTICLE I

                                     OFFICES

The principal office of the Corporation shall be in the City of St. Petersburg, Pinellas County, Florida.

The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Corporation may require.

                                   ARTICLE II

                              STOCKHOLDERS MEETING

SECTION 1 PLACE The place of all meetings of the Stockholders shall be the principal office of the Corporation in the City of St. Petersburg, State of Florida, or such other place as shall be determined, from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of the meeting shall not be made within twenty (20) days next before the day on which an election of directors is to be held, and a notice of any change shall be given to each Stockholder twenty (20) days before the election is to be held.

SECTION 2 ANNUAL MEETINGS The Annual Meeting of the Stockholders shall be held at the principal office of the Corporation at such time and on such date in the month of September or October, or at such other time and place as the Directors may designate. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve personally, or send through the post office, at least ten (10) days before such meeting, a notice thereof, addressed to each Stockholder at his last known post office address, and publish notice thereof as required by law, but at any meeting at which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

SECTION 3 SPECIAL MEETINGS Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or by a majority of the Board of Directors, or by the Secretary, upon the request of Stockholders owning ten percent (10%) of the outstanding stock of the Corporation entitled to vote at such meeting.

SECTION 4 NOTICE Notice of the time and place of the Annual Meeting of Stockholders shall be given by mailing written or printed notice of the same at least ten (10) days, and not more than forty (40) days prior to the meeting, and notice of the time and place and purpose of such special meeting shall be given by written or printed notice of the same at least ten (10) days and not more than forty (40) days prior to the meeting, with postage prepaid, to each Stockholder of record of the Corporation entitled to vote at such meeting, and addressed to the Stockholder's last known post office address, or to the address appearing on the corporate books of the Corporation, but notice of meetings may be waived. The Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of Stockholders, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting.

SECTION 5 QUORUM A quorum at any annual or special meeting of Stockholders shall consist of Stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting, except as otherwise specially provided by law or in the Articles of Incorporation. If a quorum not be present at a properly called Stockholders' meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all Stockholders entitled to vote thereat, which contains the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section it is proposed to hold the adjourned meeting with a quorum of those present, then at such adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of Stockholder entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

SECTION 6 PROXY Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.

SECTION 7 VOTING The voting at all meetings of the Stockholders may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the Stockholder voting and the number of shares noted by him, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

At any meeting of the Stockholders, every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than one year prior to said meeting. Each Stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its Stockholders entitled to vote, no share of stock shall be voted which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

A complete list of the Stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each, shall be prepared by the Secretary, who shall have charge of the stock ledger, and filed in the office where the election is to be held, at least ten (10) days before every election, and shall, during the usual hours for business, and during the whole time of said election, be open to the examination of any Stockholder.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1 BOARD OF DIRECTORS The Management of all of the affairs, property and business of the Corporation shall be vested in a Board of Directors, consisting of not less than one (1) nor more than fifteen (15) persons. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the Stockholders.

SECTION 2 ELECTION The number of Directors shall be fixed by a vote of a majority of the Stockholders entitled to vote, at the first special or regular meeting of the Stockholders after the incorporation of the Corporation, and thereafter at each Annual Meeting of the Stockholders, said number of Directors to be the Directors constituting the Board of Directors for the ensuing year, who shall hold office until their death, resignation or removal, or until their successors are elected and qualified.

At the first regular or special meeting of the Stockholders after the incorporation of the Corporation, and at each Annual Meeting of the Stockholders thereafter, after determining the number of Directors who shall serve for the ensuing year as aforesaid, the Stockholders shall by a vote of a majority of the Stockholders entitled to vote, determine the number of Directors that the Stockholders at said meeting shall elect, which number to be voted upon does not necessarily have to equal the number of Directors authorized for the ensuing year as aforesaid. All vacancies in the Board of Directors, as fixed by the Stockholders as aforesaid, not voted upon by the Stockholders as aforesaid, may be filled by the Board of Directors as it shall see fit, at any regular or special meeting of said Board of Directors, and Directors so elected by the Board of Directors shall hold office until the next Annual Meeting of the Stockholders or until their successors are elected and qualified.

After having determined the number of Directors to serve for the ensuing year as aforesaid, each Stockholder shall be entitled to vote for the number of Directors determined to be voted upon as aforesaid, showing on said Stockholder's ballot the number of shares represented thereby, and the number of Directors determined to be voted upon receiving the votes of the largest number of shares, shall be elected and hold office for the ensuing year or until their successors are elected and qualified.

SECTION 3 VACANCIES All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining Director or a majority of the remaining Directors attending a stated or special meeting called for that purpose, even though less than a quorum be present. A Director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, or until his death, resignation or removal, or until his successor is elected and qualifies.

SECTION 4 REMOVAL OF DIRECTORS Any or all of the Directors may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

SECTION 5 RESIGNATION A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 6 ANNUAL MEETING The Annual Meeting of each newly elected Board shall be held at such time and place, either within or without the State of Florida, as shall be fixed by the vote of the Stockholders at the Annual Meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the Directors shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all of the Directors.

SECTION 7 REGULAR MEETINGS Regular meetings of the Board of Directors may be held at the principal office of the Corporation or such other place or places, within or without the State of Florida, as the Board of Directors may from time to time designate.

SECTION 8 SPECIAL MEETINGS Special meetings of the Board of Directors may be called at any time by the President, or in his absence by a majority of the Directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Florida, as the notice calling the meeting may designate.

SECTION 9 NOTICE Notice of all special meetings of Board of Directors shall be given to each director by two (2) days service of the same by telegram, by letter, or personally. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 10 QUORUM A quorum at all meetings of the Board of Directors shall consist of a majority of the Directors but less than a quorum may adjourn any meeting, which may be held on subsequent dates without further notice, providing a quorum be present at such deferred meeting.

SECTION 11 COMMITTEES Committees may be appointed from within or without its own numbers by the Board of Directors from time to time provided, however, if such members appointed to a standing or temporary committee shall not also be a member of the Board of Directors, then such member shall not be a voting member of such committee, and provided finally, that the chairman of any standing or temporary committee may be appointed from within or without the Board of Directors own number. The Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board. An Executive Committee may be appointed by resolution passed by a majority of the Directors, it shall have all the powers provided by statute except as specially limited by the Board. All committees so appointed shall keep regular Minutes of the transactions of their meetings, and shall cause them to be recorded in books kept for that purpose in the office of the Corporation, and shall report same to the Board of Directors at its next meeting.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1 ELECTION The Board may elect or appoint a chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided. All officers shall be elected or appointed to hold office until the first meeting of the Board following the Annual Meeting of Stockholders or until their death, resignation or removal or until their successors are elected and qualify. Where permitted by law, any two or more offices may be held by the same person.

SECTION 2 VACANCIES Vacancies in any office arising from any cause may be filled by the Directors at any regular or special meeting, and

SECTION 3 REMOVAL Any officer may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors, and

SECTION 4 RESIGNATION An Officer may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 5 CHAIRMAN OF THE BOARD The Chairman shall preside at all meetings of the Stockholders and Directors and shall have such other executive duties as the Board shall so direct, including the execution of certificates, contracts, and other instruments of the Corporation as authorized.

SECTION 6 PRESIDENT The President shall in the absence or disability of the Chairman preside over all meetings of the Directors and Shareholders and shall have general supervision of the affairs of the Corporation, shall sign or countersign certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and Stockholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

SECTION 7 VICE PRESIDENT The Vice President in the absence or disability of the President shall perform the duties of the President and shall also perform such other duties as may be delegated to him from time to time by the Board of Directors or by the President.

SECTION 8 SECRETARY The Secretary shall issue notice for all meetings except notice for special meetings of Directors, shall keep Minutes of all meetings, shall have charge of the Seal and the Corporate Books, and shall make such reports or perform such other duties as are incident of his office, or are properly required of him by the Board of Directors.

SECTION 9 TREASURER The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursement, and shall render to the President and the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

SECTION 10 DELEGATION In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person who it may select.

SECTIION 11 OTHER OFFICERS The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 12 SALARIES The salaries of all officers of the Corporation shall be fixed by the Board of Directors. The compensation of other employees and agents shall be fixed by the officers of the Corporation.

SECTION 13 BONDS The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other duties as may from time to time be required by the Board of Directors.

                                    ARTICLE V

                                      STOCK

SECTION 1 STOCK CERTIFICATES Stock certificates shall be issued in numerical order, and each Stockholder shall be entitled to a certificate signed by the President or Vice President and the Treasurer, or an Assistant Treasurer, or the Secretary, or any Assistant Secretary, certifying to the number of share owned by him. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting in behalf of the Corporation and a registrar, the signatures of any of the above-named officers may be facsimile.

In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificates may, nevertheless, be adopted and issued and delivered by the Corporation as though the officer who signed each certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the Corporation.

SECTION 2 TRANSFER OF STOCK The stock of the Corporation shall be assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate shall be surrendered up and cancelled before a new certificate can be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the Annual Meeting of the Shareholders.

SECTION 3 LOSS OR DESTRUCTION In the case of loss or destruction of any certificate of stock another may be issued in its place upon proof of such loss or destruction, and upon the giving of satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the officers of the Corporation may provide.

SECTION 4 CLOSING OF TRANSFER BOOKS The board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty days preceding the date of any meeting of Stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding forty days in connection with obtaining the consent of Stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any change, conversion, or exchange of capital stock, or to give such consent without actually closing such transfer books, and in such case such Stockholders, and only such Stockholders as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the Books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII

                                BOOKS AND RECORDS

The books, accounts and records of the corporation except as may be otherwise required by the laws of the State of Florida may be kept outside of the State of Florida at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the account and books of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the Stockholders, and no Stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or by resolution of the Stockholders or directors, provided that the provisions of this paragraph shall not be construed as changing in any way the duty of the Treasurer to make proper reports to the Stockholders at the annual meeting.

                                  ARTICLE VIII

                                     NOTICES

SECTION 1 DELIVERY Whenever the provisions of the statute or these Bylaws require notice to be given to any Director, Officer or Stockholder, they shall not be construed to mean personal notice, such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such Director, Officer or Stockholder at his or her address as the same appears on the books of the Corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

SECTION 2 WAIVER A waiver of any notice in writing, signed by a Stockholder, Director or Officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any Director, Officer or Stockholder.

                                   ARTICLE IX

                                 CORPORATE SEAL

The Seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation. In the center shall be inscribed the words, "CORPORATE SEAL", "FLORIDA", AND "1995".

                                    ARTICLE X

                               AMENDMENT OF BYLAWS
                         ALTERATION, AMENDMENT OR REPEAL

These Bylaws may be amended, repealed, or added to by affirmative vote of a majority of the Stockholders entitled to vote at any meeting or by a majority vote of the Directors then holding office at any regular or special meeting of the Board of Directors, provided that a written notice shall have been sent to each Director at his last known post office address at least ten (10) days before the date of any such annual or special meeting, which notice shall state the alterations, amendments, or additions which are proposed to be made to such Bylaws. Only such changes as have been specified in the notice shall be made. If, however, all Directors shall be present at any regular or special meeting, these Bylaws may be amended by unanimous vote without previous notice.

ADOPTED this 14 day of June, 1995,

                                               By   /s/ G. Kristin Delano
                                                  ------------------------------
                                                  G. Kristin Delano, Secretary